   As filed with the Securities and Exchange Commission on September 28, 2004
                                                Registration No. 333-___________
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                               NAVARRE CORPORATION
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                     41-1704319
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             7400 49TH AVENUE NORTH
                            NEW HOPE, MINNESOTA 55428
                            TELEPHONE: (763) 535-8333
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ERIC H. PAULSON
                             7400 49TH AVENUE NORTH
                            NEW HOPE, MINNESOTA 55428
                            TELEPHONE: (763) 535-8333

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                             PHILIP T. COLTON, ESQ.
                           WINTHROP & WEINSTINE, P.A.
                       225 SOUTH SIXTH STREET, SUITE 3500
                          MINNEAPOLIS, MINNESOTA 55402
                            TELEPHONE: (612) 604-6400

            Approximate date of commencement of proposed issuance of
                          the securities to the public:
   FROM TIME TO TIME, AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT,
                        AS DETERMINED BY THE REGISTRANT.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                                                        Proposed
                                                                 Proposed Maximum        Maximum
     Title of Each Class of                       Amount to       Offering Price        Aggregate            Amount of
   Securities to Be Registered                  Be Registered      Per Unit (1)     Offering Price (2)   Registration Fee
   ---------------------------                  -------------    ----------------   ------------------   ----------------
Debt Securities(4)(11)
Common Stock(5)(11)
Preferred Stock(6)(11)
Depositary Shares(7)(11)                             (3)               (3)                 (3)                  (3)
Warrants(8)(11)
Stock Purchase Contracts(9)(11)
Stock Purchase Units(10)(11)
Total                                         $110,000,000(12)         100%           $110,000,000(12)       $13,937(12)

(1) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.

(4) Subject to note (12) below, there is being registered an indeterminate principal amount of debt securities.

(5) Subject to note (12) below, there is being registered an indeterminate number of shares of common stock.

(6) Subject to note (12) below, there is being registered an indeterminate number of shares of preferred stock.

(7) Subject to note (12) below, there is being registered an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the Registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(8) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase debt securities, preferred stock or common stock. Pursuant to Rule 457(g), no registration fee is attributable to the warrants registered herewith.

(9) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of stock purchase contracts, representing obligations to purchase preferred stock, depositary shares, common stock or other securities.

(10) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of stock purchase units, consisting of stock purchase contracts together with debt securities, preferred stock, warrants or debt obligations of third parties securing the holders' obligations to purchase the securities under the stock purchase contracts.

(11) Subject to note (12) below, this Registration Statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock, depositary shares or warrants registered hereunder and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock, depositary shares or warrants.

(12) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $110,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the offering price of any preferred stock, common stock and depositary shares, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, and the issue price of any securities issued upon settlement of the stock purchase contracts or stock purchase units. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the Registrant shall be equal to the above amount to be registered. Any offering of securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2004.

PROSPECTUS

                                  $110,000,000

                           [NAVARRE CORPORATION LOGO]

                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS
                                DEPOSITARY SHARES
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

     This prospectus is part of a registration statement of Navarre Corporation ("Navarre," "we," "us" or "our") filed with the Securities and Exchange Commission in connection with securities that may be offered to the public. This prospectus provides a general description of the debt securities, preferred stock, common stock, warrants, depositary shares, stock purchase contracts and stock purchase units Navarre may offer from time to time. Each time Navarre sells securities, Navarre will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in Navarre's securities. This prospectus may not be used to consummate a sale of Navarre's securities unless accompanied by the applicable prospectus supplement.

      Our common stock is currently traded on The NASDAQ National Market under the symbol "NAVR."

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is ____________, 2004.

                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----
ABOUT THIS PROSPECTUS........................................................................        5

FORWARD LOOKING INFORMATION..................................................................        5

WHERE YOU CAN FIND MORE INFORMATION..........................................................        6

NAVARRE CORPORATION..........................................................................        8

RISK FACTORS.................................................................................        8

USE OF PROCEEDS..............................................................................       15

RATIO OF EARNINGS TO FIXED CHARGES...........................................................       15

DESCRIPTION OF DEBT SECURITIES...............................................................       16

DESCRIPTION OF CAPITAL STOCK.................................................................       29

DESCRIPTION OF WARRANTS......................................................................       32

DESCRIPTION OF DEPOSITARY SHARES.............................................................       33

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS.........................       35

PLAN OF DISTRIBUTION.........................................................................       35

LEGAL MATTERS................................................................................       37

EXPERTS......................................................................................       37

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $110,000,000 or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplements. You should read both this prospectus and any prospectus supplement together with additional information under the heading "Where You Can Find More Information."

      You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

      The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

      When used in this prospectus, the terms "Navarre," "we," "our" and "us" refer to Navarre Corporation and its consolidated subsidiaries, unless otherwise specified.

                           FORWARD LOOKING INFORMATION

      Certain information included or incorporated by reference in this document may be deemed to be "forward looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. Such statements are characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. These forward looking statements are subject to a number of risks and uncertainties, including but not limited to:

      - our ability to continue longstanding relationships with major customers and vendors and penetrate new channels of distribution;

      -     increased competition;

      -     demand for and market acceptance of new and existing products;

      - unanticipated developments that could occur with respect to contingencies such as litigation;

      - changes in the environment for making acquisitions and dispositions, including changes in accounting or regulatory requirements or in the market value of acquisition candidates;

      - our ability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with expectations;

      - our ability to achieve projected levels of efficiencies and cost reductions measures;

      - other risks and uncertainties that affect the distribution sector generally including, but not limited to, economic, political, governmental and technological factors affecting our operations, markets, products, services and prices; and

      -     the matters detailed in the "Risk Factors" section below.

      Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those envisaged by such forward looking statements. We disclaim any duty to update any forward looking statement, each of which is expressly qualified by the foregoing.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy all or any portion of this information at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

      The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Navarre, who file electronically with the SEC. The address of that site is www.sec.gov.

      Our website address is www.navarre.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

      This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of Navarre, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

      The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that Navarre has previously filed with the SEC. These documents contain important information about Navarre and its finances.

   NAVARRE SEC FILINGS (FILE NO. 0-22982)                                               PERIOD
   --------------------------------------                           -----------------------------------------------
Annual Report on Form 10-K                                          Fiscal year ended March 31, 2004

Proxy Statement for the Annual Meeting of                           Filed on July 27, 2004
Shareholders held in September 2004

Quarterly Report on Form 10-Q                                       Quarterly period ended June 30, 2004

Current Reports on Form 8-K and Form 8-K/A                          Filed April 15, 2004, June 22, 2004, July 20,
                                                                    2004, July 21, 2004, July 27, 2004 and August 2, 2004

The description of Navarre common stock as set forth in             Filed in November 1993
its Registration Statement on Form 8-A, including all
amendments and reports filed for the purpose of updating
such description

      All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall also be deemed to be incorporated herein by reference. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

         Navarre Corporation
         7400 49th Avenue North
         New Hope, Minnesota  55428
         Attention:  Kathy Conlin, Controller
         (763) 535-8333

      Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

                               NAVARRE CORPORATION

      Navarre Corporation publishes and distributes a broad range of home entertainment and multimedia products, including PC software, audio and video titles and interactive games. Our business is divided into two business segments -- Distribution and Publishing. Through these business segments we maintain and leverage strong relationships throughout the publishing and distribution chain.

      Our broad base of customers includes (i) wholesale clubs, (ii) mass merchandisers, (iii) other third-party distributors, (iv) computer specialty stores, (v) music specialty stores, (vi) book stores, (vii) office superstores, and (viii) electronic superstores. Our customer base includes over 500 individual customers with over 18,000 locations, certain of which are international locations.

      Through our Distribution business we distribute and provide fulfillment services in connection with a variety of finished goods that are provided by our vendors, which include a variety of publishers, independent and major music labels, and movie studios. These vendors provide us with PC software, CD and DVD audio, DVD and VHS video, video games and accessories. Our Distribution business focuses on providing retailers and publishers with high-quality services for the broad, efficient distribution of these products, including vendor-managed inventory, Electronic Data Interchange services, fulfillment services, and retailer-oriented marketing services.

      Through our Publishing business we are the exclusive licensee or owner of PC software, CD and DVD audio, DVD and VHS video, and video game titles. Our Publishing business licenses, packages, markets and sells these products to third-party distributors, directly to retailers, as well as to Navarre's Distribution business.

      Navarre has embarked upon an aggressive growth strategy to leverage its existing operations and to complement and diversify its product offerings within the home entertainment and multimedia products industries. Navarre intends to implement internal growth by continuing to improve operating efficiencies, expand its product offerings with the addition of new vendors, and by maximizing its extensive distribution channels. In addition, Navarre is seeking strategic acquisitions of other home entertainment product and multimedia companies with well-established brands and complementary distribution channels. Navarre believes that the growing influence of mass merchant retailers is leading to a consolidation of home entertainment and multimedia product suppliers. Navarre also believes that the most successful home entertainment and multimedia product suppliers will be those with greater financial and other resources, including those with the ability to access distribution channels with a broad array of products and brands. In pursuing this growth strategy, Navarre acquired the assets of Encore Software, Inc. in July 2002, the assets of BCI Eclipse, LLC, Inc. in November 2003 and entered into an exclusive Co-Publishing Agreement with Riverdeep, Inc. in April 2004.

      We were incorporated in Minnesota in 1983. Our corporate headquarters is located at 7400 49th Avenue North, in New Hope, Minnesota, 55428, our telephone number is (763) 535-8333, our facsimile number is (763) 504-1107 and our web-site address is www.navarre.com. Reference to our website is not intended to incorporate information found on the website into this prospectus.

                                  RISK FACTORS

      An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, in addition to the other information set forth in this prospectus, before making your investment decision.

OUR FOUNDER SIGNIFICANTLY INFLUENCES OUR BUSINESS OPERATIONS. THE LOSS OF OUR FOUNDER COULD AFFECT THE DEPTH, QUALITY AND EFFECTIVENESS OF OUR MANAGEMENT. IN ADDITION, IF WE FAIL TO ATTRACT AND RETAIN QUALIFIED PERSONNEL, THE DEPTH, QUALITY AND EFFECTIVENESS OF OUR MANAGEMENT TEAM AND EMPLOYEES COULD BE NEGATIVELY AFFECTED.

      Eric H. Paulson, our President, Chief Executive Officer and founder, has been with us since our inception in 1983. Although we have invested a substantial amount of time and effort in developing our total management team and Mr. Paulson's employment agreement extends through March 31, 2007, the loss of Mr. Paulson, by death or disability, could affect management's ability to continue to effectively operate our business.

      Our ability to enhance and develop markets for our current products and to introduce new products to the marketplace also depends on our ability to attract and retain qualified management personnel. We compete for such personnel with other companies and organizations, many of which have substantially greater capital resources and name recognition than us. We may not be successful in recruiting or retaining such personnel, which could have a material adverse effect on our business.

SALES TO THREE OF OUR CUSTOMERS ACCOUNTED FOR APPROXIMATELY 40% OF OUR TOTAL REVENUE FOR THE FISCAL YEAR ENDED MARCH 31, 2004 AND APPROXIMATELY 48% OF TOTAL REVENUE FOR FISCAL 2003. A REDUCTION IN SALES TO ANY OF THESE THREE CUSTOMERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR SALES AND PROFITABILITY.

      In each of the past several years, we have had one or more customers that accounted for 10% or more of our net sales. During the fiscal year ended March 31, 2003, sales to three customers, Best Buy, CompUSA and Sam's Clubs, represented approximately 19%, 15% and 14% of our total sales, respectively. For the fiscal year ended March 31, 2004, these three customers accounted for approximately 17%, 12% and 11% of our total sales, respectively.

      We are a non-exclusive supplier to each of our customers and there can be no assurance that we will continue to recognize a significant amount of revenue from sales to any specific customer. If we are unable to continue to sell our products to all or any of these three customers or are unable to maintain our sales to these customers at current levels, and are unable to find other customers to replace these sales, there would be an adverse impact on our revenues and profitability.

A POOR HOLIDAY SELLING SEASON COULD ADVERSELY AFFECT OUR SALES AND
PROFITABILITY.

      Traditionally, our third quarter (October 1-December 31) has accounted for our largest quarterly revenue figures and a substantial portion of our earnings. Our third quarter accounted for approximately 32.2%, 32.5% and 38.2% of our revenues for the fiscal years ended March 31, 2004, 2003 and 2002, respectively, and approximately 40.4%, 69.5% and 120.9% of our net income for the fiscal years ended March 31, 2004, 2003 and 2002, respectively. As a distributor of products ultimately sold to retailers, our business is affected by the pattern of seasonality common to other suppliers of retailers, particularly during the holiday selling season. Because of this seasonality, if we experience a weak holiday season, our financial results could be negatively affected.

THE LOSS OF A SIGNIFICANT VENDOR COULD ADVERSELY EFFECT THE PRODUCTS WE HAVE AVAILABLE TO DISTRIBUTE, AND CORRESPONDINGLY, COULD NEGATIVELY AFFECT OUR SALES.

      Relationships with PC software publishers such as Microsoft Corporation, Symantec Corporation, Roxio, Inc., Adobe Systems Inc., Network Associates, Inc., Dreamcatcher Interactive, Inc. Sony Online Entertainment, Inc., Delorme, and THQ are important to our Distribution business, and during the fiscal years ended March 31, 2004 and 2003, each of these publishers accounted for more than $5.0 million in net sales. In the case of Symantec, sales under our agreement with Symantec accounted for more than $38.0 million in net sales in the fiscal year ended March 31, 2004. While we have agreements in place with each of these parties, they are generally short-term agreements lasting one to three years in term, they generally cover the right to distribute in the United States and Canada, they do not restrict the publisher from distributing their products through other distributors, or directly to retailers and they do not guarantee product availability to us for distribution. These agreements provide the Company with the ability to purchase the publisher's products at a reduced wholesale price and for the Company to provide a variety of distribution and fulfillment services in connection with the publisher's products. If we were to lose our right to distribute products of our PC software publisher, our revenues and profitability could be adversely impacted.

      Relationships with independent music labels, such as CMH Records, Inc., Studio Distribution, Inc. and Cleopatra Records, Inc., are also important to our Distribution business. We have exclusive distribution agreements in place with these labels that allow us to retain a percentage of amounts received in connection with the sale of the products provided by these labels. Among other customary provisions, these agreements provide us with full returnability of the products, the right for us to retain a reserve against potential returns of products, and requirements that the label provide discounts, rebates and price protections.

      If we are unable to continue to sell products of one, or more, of our publishers or independent music labels, there could be an adverse impact on our revenues and profitability.

THE FAILURE TO FINANCE OUR SIGNIFICANT WORKING CAPITAL NEEDS COULD ADVERSELY EFFECT A NUMBER OF ASPECTS RELATED TO OUR BUSINESS SUCH AS OUR ABILITY TO OBTAIN PRODUCTS TO SELL OR FINANCE ACCOUNTS RECEIVABLES. IT COULD ALSO NEGATIVELY AFFECT OUR ABILITY TO REMAIN CURRENT ON AMOUNTS DUE TO OUR VENDORS.

      As a distributor and publisher of prerecorded music and personal computer software products, we purchase products directly from manufacturers for resale to retailers. As a result, we have significant working capital requirements, principally to finance inventory and accounts receivable. These working capital needs will expand as inventory and accounts receivable increase in response to our growth. Although we believe we have obtained financing sufficient to meet our working capital requirements to date, the failure to finance our working capital needs or the failure to obtain additional financing upon favorable terms when required in the future could adversely affect our business as the cost of replacement financing may be very expensive or not available which could curtail our distribution or publishing activities.

      In the past, we have periodically relied upon bank borrowings to finance our expansion, primarily for inventory and accounts receivable. Although on March 31, 2004, 2003 and 2002, we had no debt, we have a credit facility in the amount of $40.0 million in place with General Electric Credit Corporation (GECC) and, at times, borrow to finance working capital requirements during the year. Under the terms of our credit facility with GECC, borrowings are dependent upon the eligibility of accounts receivable and inventory, and certain other covenants in the discretion of the lender. We believe that it may be necessary for us to acquire additional financing in the future depending upon the growth of our business and the possible financing of acquisitions. If we were unable to borrow under the credit facility and were unable to secure additional financing, our future growth and profitability would be adversely affected.

THE LOSS OF A SOFTWARE DEVELOPER OR MANUFACTURER COULD NEGATIVELY CHANGE OUR PRODUCT OFFERING AND ACCORDINGLY REDUCE OUR REVENUES.

      We distribute interactive software under distribution agreements with software developers and manufacturers. Our continued growth and success depends partly upon our ability to procure and renew these agreements and to sell the underlying software. There can be no assurance that we will enter into new distribution agreements with developers and/or manufacturers or that we will be able to sell software under existing distribution agreements. Further, current distribution agreements may be terminated and not replaced. The loss of a software developer or manufacturer could negatively affect our product offering and accordingly our sales.

THE CONTINUED GROWTH AND BREADTH OF OUR EXCLUSIVE DISTRIBUTION BUSINESS COULD BE NEGATIVELY AFFECTED IF WE FAILED TO SECURE NEW DISTRIBUTION AGREEMENTS WITH RECORDING ARTISTS.

      Our Distribution division makes a portion of its sales as a result of exclusive distribution agreements with recording artists. Our continued growth and success depend partly upon our ability to procure and renew these agreements and to sell the underlying recordings. In addition, we depend upon artists and labels to generate additional quality recordings. In order to procure future distribution agreements, we regularly review artists and labels. There is no assurance that we will sign such artists and labels to distribution agreements or that we will be able to sell recordings under existing distribution agreements. Further, there can be no assurance that any current distribution agreements will be renewed or that current agreements will not be terminated.

A DECREASE IN THE POPULARITY OF PC SOFTWARE COULD NEGATIVELY AFFECT OUR
REVENUES.

      A large portion of our recent sales increase has been due to increased sales of PC software. A decrease in the need or desirability of customer purchase of such software could negatively affect our sales.

EXCESSIVE PRODUCT RETURNS OR INVENTORY OBSOLESCENCE COULD SIGNIFICANTLY REDUCE OUR SALES OR PROFITABILITY.

      We maintain a significant investment in product inventory. Like other companies operating in our industry, our product returns are significant when expressed as a percentage of revenues. Our agreements with suppliers generally permit us to return products that are in the suppliers' current product listing. Adverse financial or other developments with respect to a particular supplier could cause a significant decline in the value and marketability of our products, and could make it difficult for us to return products to a supplier and recover our initial product acquisition costs. Such an event could have a material adverse effect upon our business and financial results. We maintain a sales return reserve based on our trailing twelve month sales returns by product line. We have historically experienced an actual return rate ranging from 14% to 20%, depending upon the product, which we believe is in line with industry practice. In the past, these levels have been adequate to cover potential returns, but there can be no assurance that our reserves will be adequate in the future.

OUR ACQUISITION STRATEGY COULD RESULT IN DISRUPTIONS TO OUR BUSINESS BY, AMONG OTHER THINGS, DISTRACTING MANAGEMENT TIME AND DIVERTING FINANCIAL RESOURCES.

      One of our growth strategies is the acquisition of complementary businesses. At present, we have no plans, proposals or arrangements to acquire any complementary business and we may not be able to identify suitable acquisition candidates, or if we do, we may not be able to make such acquisitions on commercially acceptable terms or at all. If we make acquisitions, a significant amount of management time and financial resources may be required to complete the acquisition and integrate the acquired business into our existing operations. Even with this investment of management time and financial resources, an acquisition may not produce the revenue, earnings or business synergies that we anticipated. Acquisitions involve numerous other risks including: assumption of unanticipated operating problems or legal liabilities, problems integrating the purchased operations, technologies or products, diversion of management's attention from our core businesses, adverse effects on existing business relationships with suppliers and customers, incorrect estimates made in the accounting for acquisitions and amortization of acquired intangible assets which would reduce future reported earnings, and potential loss of customers or key employees of acquired businesses.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND COMPETE WITH LARGE NATIONAL FIRMS. FURTHER COMPETITION COULD, AMONG OTHER THINGS, REDUCE OUR SALES VOLUME OR MARGINS OR BOTH.

      The Distribution segment, comprised of the prerecorded music and the PC software industries, is highly competitive. Our competitors include other national and regional distributors as well as suppliers that sell directly to retailers. These competitors include the distribution affiliates of Time-Warner, Sony Corporation, Thorn/EMI, Bertelsmann A.G., Ingram Micro and Tech Data Corporation. Many of these competitors have substantially greater financial and other resources than we have. Our ability to effectively compete in the future depends upon a number of factors, including our ability to:

      - obtain exclusive national distribution contracts and licenses with independent labels and manufacturers;

      -     maintain our margins and volume;

      - expand our sales through a varied range of products and personalized services;

      - anticipate changes in the marketplace including technological developments; and

      -     maintain operating expenses at an appropriate level.

      Our failure to adequately perform one or more of these tasks may materially harm our business.

      In addition, competition in the prerecorded music and PC software distribution industries is intense and is often based on price. Distributors, such as us, generally experience low gross and operating margins. Consequently, our profitability is highly dependent upon achieving expected sales levels as well as effective cost and management controls. Any erosion in our gross profit margins could harm our financial results.

TECHNOLOGY DEVELOPMENTS, PARTICULARLY IN THE ELECTRONIC DOWNLOADING ARENA, MAY ADVERSELY AFFECT OUR SALES, MARGINS, LIQUIDITY AND RESULTS OF OPERATIONS.

      Prerecorded music and PC software have traditionally been marketed and delivered on a physical delivery basis. Traditionally, all our revenues have been generated from sales to retail and wholesale channels. If, in the future, these products are increasingly marketed and delivered through technology transfers, such as "electronic downloading" through the Internet or another delivery mechanism, then our retail and wholesale distribution business could be negatively impacted as we presently do not do business in this distribution channel. As physical and electronic distribution grows through Internet resellers, competition between suppliers to electronic retailers in traditional ways will intensify and likely negatively impact our sales and margins. Furthermore, we may be required to spend significant capital to enter or participate in this delivery channel. If we are unable to develop necessary supplier relationships with electronic retailers or are unable to develop relationships to facilitate electronic distribution of software and music, our business may be materially harmed.

INCREASED COUNTERFEITING AND FREE OR LOW COST MUSIC DOWNLOADS MAY NEGATIVELY AFFECT THE DEMAND FOR OUR PRODUCTS AND SERVICES.

      The recorded music industry continues to be adversely affected by counterfeiting of both audiocassettes and CDs, piracy and parallel imports, and also by websites and technologies that allow consumers to electronically download and access music from these sources. Increased proliferation of these alternative access methods to these products could impair our ability to generate revenues and could cause our business to suffer.

OUR BUSINESS PRESENTLY IS DEPENDENT ON TRADITIONAL METHODS OF MUSIC, CD AND DVD PRODUCT DISTRIBUTION AND ANY SIGNIFICANT CHANGE IN TRADITIONAL DISTRIBUTION METHODS COULD NEGATIVELY AFFECT CONSUMER DEMAND FOR THE PRODUCTS WE DISTRIBUTE.

      Our current sales strategy will continue to be successful only if our wholesale and retail customers continue to purchase products through us rather than directly from manufacturers, through other distributors or through other means of distribution. Customers and retailers are constantly searching for ways to lower costs in an attempt to maintain competitive prices and meet the pricing demands of consumers. Our business could be adversely affected if our customers decide to purchase directly from manufacturers, other distributors or other distribution channels rather than from us.

WE CANNOT OFFER ANY ASSURANCE THAT SIGNIFICANT GROWTH WILL OCCUR IN OUR PUBLISHING SEGMENT.

      We have grown our Publishing segment significantly over the past two years with the acquisitions of Encore (July 2002) and BCI Eclipse (November 2003) and the recent exclusive, five-year co-publishing agreement with Riverdeep (April
2004). Our discussions of changes in financial position and results of operations of this segment may not be indicative of future performance and this segment's financial results may vary in future quarters as we integrate these new lines of business. Furthermore, as these new lines of business represent new opportunities and challenges, we may encounter difficulties in the operation of this segment that could negatively affect this segment's financial condition and results of operation. Investors should not place undue reliance on the past performance of our Publishing segment or rely on statements of expected growth in this segment.

WE MAY NOT BE ABLE TO ADEQUATELY ADJUST OUR COST STRUCTURE IN A TIMELY FASHION IN RESPONSE TO A DECREASE IN DEMAND, WHICH MAY CAUSE OUR PROFITABILITY TO SUFFER.

      We seek to continually institute more effective operational and expense controls to reduce selling, general and administrative, or SG&A, expenses as a percentage of net sales. However, a significant portion of our SG&A expense is comprised of personnel, facilities and costs of invested capital. Historically, we have monitored and controlled the growth in operating costs in relation to overall net sales growth and continue to pursue and implement process and organizational changes to provide sustainable operating efficiencies. However, in the event of a significant downturn in net sales, we may not be able to exit facilities, reduce personnel, or improve business processes, or make other significant changes to our cost structure without significant disruption to our operations or without significant termination and exit costs. Additionally, management may not be able to implement such actions, if at all, in a timely manner to offset a shortfall in net sales and gross profit. As a result, our profitability may suffer.

WE ARE DEPENDENT ON A VARIETY OF INFORMATION SYSTEMS AND A FAILURE OF THESE SYSTEMS COULD DISRUPT OUR BUSINESS AND HARM OUR REPUTATION AND NET SALES.

      We depend on a variety of information systems for our operations. These systems support a number of our operational functions, including:

      -     inventory management;

      -     order processing;

      -     shipping;

      -     receiving; and

      -     accounting.

      Although we have not in the past experienced material system-wide failures or downtime of any of our information systems, failures or significant downtime could prevent us from taking customer orders, printing product pick-lists, and/or shipping product. It could also prevent customers from accessing our price and product availability information. From time to time we may acquire other businesses having information systems and records, which may be converted and integrated into our information systems. This can be a lengthy and expensive process that results in a material diversion of resources from other operations. In addition, because our information system is comprised of a number of legacy, internally developed applications, it can be harder to upgrade, and may not be adaptable to commercially available software. Particularly as our needs or technology in general evolve, we may experience greater than acceptable difficulty or cost in upgrading our information system, or we may be required to replace it entirely.

      We also rely on the Internet for a percentage of our orders and information exchanges with our customers. The Internet and individual websites can experience disruptions and slowdowns. In addition, some websites have experienced security breakdowns. To date, our website has not experienced any material breakdowns, disruptions or breaches in security; however, we cannot assure that this will not occur in the future. If we were to experience a security breakdown, disruption or breach that compromised sensitive information, this could harm our relationship with our customers or suppliers. Disruption of our website or the Internet in general could impair our order processing or more generally prevent our customers and suppliers from accessing information. This could cause us to lose business.

      We believe that customer information systems and product ordering and delivery systems, including Internet-based systems, are becoming increasingly important in the distribution of technology products and services. As a result, we are continually enhancing our customer information systems by adding new features, including on-line ordering through the Internet. However, we offer no assurance that competitors will not develop superior customer information systems or that we will be able to meet evolving market requirements by upgrading our current systems at a reasonable cost, or at all. Our inability to develop competitive customer information systems or upgrade our current systems could cause our business and market share to suffer.

WE HAVE SIGNIFICANT CREDIT EXPOSURE TO OUR RESELLER CUSTOMERS AND NEGATIVE TRENDS IN THEIR BUSINESSES COULD CAUSE US SIGNIFICANT CREDIT LOSS.

      As is customary in many industries, we extend credit to our reseller customers for a significant portion of our net sales. Resellers have a period of time, generally 30 to 60 days after date of invoice, to make payment. We are subject to the risk that our reseller customers will not pay for the products they have purchased. The risk that we may be unable to collect on receivables may increase if our reseller customers experience decreases in demand for their products and services or otherwise become less stable, due to adverse economic conditions. If there is a substantial deterioration in the collectibility of our receivables or if we cannot obtain credit insurance at reasonable rates or are unable to collect under existing credit insurance policies, our earnings, cash flows and our ability to utilize receivable-based financing could deteriorate.

WE ARE SUBJECT TO THE RISK THAT OUR INVENTORY VALUES MAY DECLINE AND PROTECTIVE TERMS UNDER SUPPLIER AGREEMENTS MAY NOT ADEQUATELY COVER THE DECLINE IN VALUES.

      Our business is subject to rapid technological change, new and enhanced product specification requirements, and evolving industry standards. These changes may cause inventory in stock to decline substantially in value or to become obsolete. It is the policy of many suppliers to offer distributors like us, who purchase directly from them, limited protection from the loss in value of inventory due to technological change or such suppliers' price reductions. For example, we can receive a credit from some suppliers for products, based upon the terms and conditions with those suppliers, in the event of a supplier price reduction. In addition, we have a limited right to return to some suppliers a certain percentage of purchases. These policies are often not embodied in written agreements and are subject to the discretion of the suppliers. As a result, these policies do not protect us in all cases from declines in inventory value. We offer no assurance that our price protection will continue, that unforeseen new product developments will not materially adversely affect us, or that we will successfully manage our existing and future inventories.

      During an economic downturn, it is possible that prices will decline due to an oversupply of product, and therefore, there may be greater risk of declines in inventory value. If major suppliers decrease the availability of price protection to us, such a change in policy could lower our gross margins on products we sell or cause us to record inventory write-downs. We expect the restrictive supplier terms and conditions to continue for the foreseeable future. We are also exposed to inventory risk to the extent that supplier protections are not available on all products or quantities and are subject to time restrictions. In addition, suppliers may become insolvent and unable to fulfill their protection obligations to us.

FUTURE TERRORIST OR MILITARY ACTIONS COULD RESULT IN DISRUPTION TO OUR OPERATIONS OR LOSS OF ASSETS, IN CERTAIN MARKETS OR GLOBALLY.

      Future terrorist or military actions, in the U.S. or abroad, could result in destruction or seizure of assets or suspension or disruption of our operations. Additionally, such actions could affect the operations of our suppliers or customers, resulting in loss of access to products, potential losses on supplier programs, loss of business, higher losses on receivables or inventory, and/or other disruptions in our business, which could negatively affect our operating results. We do not carry broad insurance covering such terrorist or military actions, and even if we were to seek such coverage, the cost would likely be prohibitive.

FAILURE TO ATTRACT NEW SOURCES OF BUSINESS FROM EXPANSION OF PRODUCTS OR SERVICES OR ENTRY INTO NEW MARKETS COULD NEGATIVELY IMPACT OUR FUTURE OPERATING RESULTS.

      Our business is subject to rapid technological change, new and enhanced product specification requirements, and evolving industry standards. We continue to look for new markets for products and services to keep up with changes in demand and to respond to competition and other changes in the distribution industry. Failure to successfully attract new sources of business could result in loss of revenue in the future and negatively impact our operating results.

WE ARE DEPENDENT ON THIRD-PARTY SHIPPING COMPANIES FOR THE DELIVERY OF OUR PRODUCTS.

      We rely almost entirely on arrangements with third-party shipping companies for the delivery of our products. The termination of our arrangements with one or more of these third-party shipping companies, or the failure or inability of one or more of these third-party shipping companies to deliver products from suppliers to us or products from us to our reseller customers or their end-user customers, could disrupt our business and harm our reputation and net sales.

OUR STOCK PRICE HAS EXPERIENCED SIGNIFICANT VOLATILITY AND CONTINUED FLUCTUATION COULD IMPAIR OUR ABILITY TO RAISE CAPITAL AND MAKE AN INVESTMENT IN OUR SECURITIES UNDESIRABLE.

      The stock markets have experienced price and volume fluctuations, resulting in changes in the market prices of the stock of many companies, which may not have been directly related to the operating performance of those companies. In addition, the market price of our common stock has historically fluctuated significantly. We believe factors such as indications of the market's acceptance of our products and the performance of our business relative to market expectations, as well as general volatility in the securities markets, could cause the market price of our common stock to fluctuate substantially. Our stock price has experienced significant volatility, and continued fluctuation could impair our ability to raise capital and make an investment in our securities undesirable.

THE EXERCISE OF OUTSTANDING WARRANTS AND OPTIONS MAY ADVERSELY AFFECT OUR STOCK PRICE.

      Our stock option plans authorize the issuance of options to purchase 6,224,000 shares of our common stock. As of August 31, 2004, options and warrants to purchase 3,116,011 shares of our common stock were outstanding. Many of these options and warrants are currently exercisable. These options and warrants are likely to be exercised at a time when the market price for our common stock is higher than the exercise prices of the options and warrants. If holders of these outstanding options and warrants sell the common stock received upon exercise, it may have a negative effect on the market price of our common stock.

OUR ANTI-TAKEOVER PROVISIONS, RIGHT TO ISSUE PREFERRED STOCK AND OUR STAGGERED BOARD MAY DISCOURAGE TAKEOVER ATTEMPTS THAT COULD BE BENEFICIAL FOR OUR SHAREHOLDERS.

      We are subject to Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act, which may have the effect of limiting third parties from acquiring significant amounts of our common stock without our approval. These laws, among others, may have the effect of delaying, deferring or preventing a third party from acquiring us or may serve as a barrier to shareholders seeking to amend our Articles of Incorporation or Bylaws. Our Articles of Incorporation also grant us the right to issue preferred stock which could allow us to delay or block a third party from acquiring us. These shares of preferred stock could also possess voting and conversion rights that could adversely affect the voting power of the holders of the common stock. Finally, our Articles of Incorporation and Bylaws divide our board of directors into three classes that serve staggered three-year terms. Each of these factors could make it difficult for a third party to effect a change in control of us. As a result, our shareholders may lose opportunities to dispose of their shares at the higher prices typically available in takeover attempts or that may be available under a merger proposal.

In addition, these measures may have the effect of permitting our current directors to retain their positions and place them in a better position to resist changes that our shareholders may wish to make if they are dissatisfied with the conduct of our business.

WE HAVE NEVER PAID ANY CASH DIVIDENDS.

      We have not paid cash dividends on our common stock in the past, and we do not intend to do so in the foreseeable future.

OUR DIRECTORS MAY NOT BE HELD PERSONALLY LIABLE FOR CERTAIN ACTIONS, WHICH COULD DISCOURAGE SHAREHOLDER SUITS AGAINST THEM.

      As permitted by Minnesota law, our Articles of Incorporation provide that our directors shall not be personally liable to the company or our shareholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on behalf of our company against a director. In addition, our Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Minnesota law.

      We operate a large business in a continually changing environment that involves numerous risks and uncertainties. It is not reasonable for us to itemize all of the factors that could affect us and/or the products and services distribution industry as a whole. Future events that may not have been anticipated or discussed here could adversely affect our business, financial condition, results of operations or cash flows.

                                 USE OF PROCEEDS

      Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

            -     acquisitions;

            -     capital expenditures;

            - reduction or refinancing of debt or other corporate obligations;

            -     share repurchases and dividends; and

            -     working capital.

      Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

      Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

             THREE MONTHS ENDED                                                    YEAR ENDED MARCH 31,
---------------------------------------------             ---------------------------------------------------------------------
JUNE 30, 2004                   JUNE 30, 2003              2004             2003           2002          2001            2000
-------------                   -------------             ------           ------         ------       --------        --------
   114.15X                          7.75X                  7.53X           23.83X         17.06X       (47.99)X        (15.36)X

      These ratios include Navarre Corporation and its consolidated subsidiaries. The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges for the periods indicated, where "earnings" consists of (1) earnings before (a) income taxes, and (b) accounting changes and reduction of income tax reserves related to discontinued operations, plus (2) fixed charges, and "fixed charges" consists of (A) interest, whether expensed or capitalized, on all indebtedness, (B) amortization of premiums, discounts and capitalized expenses related to indebtedness, and (C) an interest component representing the estimated portion of rental expense that management believes is attributable to interest.

                         DESCRIPTION OF DEBT SECURITIES

      This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. As used in this prospectus, "debt securities" means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that we issue and a trustee authenticates and delivers under the applicable indenture. As used in this "Description of Debt Securities," the terms "Navarre," "we," "our" and "us" refer to Navarre Corporation and do not, unless the context otherwise indicates, include our subsidiaries.

      Our unsecured senior debt securities will be issued under an indenture to be entered into by us and a trustee. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and the same or another trustee. A form of the senior indenture is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. A form of the subordinated indenture is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. The following summaries of certain provisions of the indentures and the debt securities are not complete and the summaries are subject to the detailed provisions of the applicable indenture. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities. We refer to the "senior indenture" and the "subordinated indenture" as the "indentures" or the "indenture," as applicable.

      The indentures will not limit the aggregate principal amount of debt securities that we may issue, and will permit us to issue securities from time to time in one or more series. The general provisions of the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. However, the senior indenture does restrict us and our subsidiaries from granting certain security interests on certain of our or their property or assets unless the senior debt securities are equally secured. See " -- Covenants in the Senior Indenture" below.

      The debt securities will be unsecured obligations of Navarre. We currently conduct certain of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

      The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

      -     the title and type of the debt securities;

      - whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms "senior indebtedness" or "existing subordinated indebtedness," shall apply to securities of that series;

      -     any limit on the aggregate principal amount of the debt securities;

      - the person who will receive interest payments on any debt securities if other than the registered holder;

      -     the price or prices at which we will sell the debt securities;

      -     the maturity date or dates of the debt securities;

      - the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear or accrue interest and the date from which such interest will accrue;

      - the dates on which interest will be payable and the related record dates;

      - whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;

      -     the place or places of payments on the debt securities;

      -     whether the debt securities are redeemable;

      - any redemption dates, prices, obligations and restrictions on the debt securities;

      - any mandatory or optional sinking fund or purchase fund or analogous provisions;

      - the denominations of the debt securities if other than $1,000 or multiples of $1,000;

      - the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the indenture;

      - if the principal of or any premium or interest on any debt securities of any series is payable, at our election or the election of the holder, in one or more currencies other than that in which such debt securities are stated to be payable, the currency or currencies in which such principal, premium or interest shall be payable and other terms and conditions regarding such payment;

      - the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

      - the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

      - the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

      - if the debt securities will be issued only in the form of one or more book-entry securities, the name of the depositary or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depositary or its nominee;

      -     any provisions granting special rights if certain events happen;

      - any deletions from, changes in or additions to the events of default or the covenants specified in the indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;

      - any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;

      -     any conversion or exchange features of the debt securities;

      - whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

      -     any special tax implications of the debt securities;

      -     the terms of payment upon acceleration; and

      - any other material terms of the debt securities not inconsistent with the provisions of the indenture.

      Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities.

      We will have the ability under the indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

      We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

PAYMENT AND PAYING AGENTS

      Unless the applicable prospectus supplement indicates otherwise, payment of interest on a debt security (other than a bearer debt security) on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment.

      Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at the office of the paying agent designated by us in the applicable prospectus supplement or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

      All moneys paid by us to a paying agent or the trustee, or held, for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof.

SENIOR DEBT SECURITIES

      Senior debt securities will be issued under a senior indenture. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

SUBORDINATED DEBT SECURITIES

      Subordinated debt securities will be issued under the subordinated indenture. Subordinated debt securities of a particular series will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of our indebtedness that is designated as senior indebtedness with respect to that series. The definition of senior indebtedness will include, among other things, senior debt securities and will be specifically set forth in that prospectus supplement.

      Upon any payment or distribution of our assets to creditors or upon our total or partial liquidation or dissolution or in a bankruptcy, receivership, or similar proceeding relating to us or our property, holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before holders of subordinated debt securities will be entitled to receive any payment with respect to the subordinated debt securities and, until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled (other than securities of Navarre or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at the least to the extent provided pursuant to these subordination provisions, to the payment of all senior indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) will be made to the holders of senior indebtedness, all as described in the applicable prospectus supplement. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of subordinated debt securities, together with the holders of any of our obligations ranking on a parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts then due and owing with respect to

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

such subordinated debt securities and other obligations, before any payments or distributions will be made on account of any of our capital stock or other obligations ranking junior to such subordinated debt securities and other obligations.

      If we default in the payment of any principal of, premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to us by the holders of senior indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment shall be made or agreed to be made on account of the principal, premium, if any, or interest on any of the subordinated debt securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the subordinated debt securities.

      By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness or holders of any indebtedness or preferred stock of our subsidiaries, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

EVENTS OF DEFAULT

      Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under the indenture:

      - failure to pay interest on our debt securities of that series for thirty days past the applicable due date;

      - failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon acceleration or otherwise);

      - failure to deposit any sinking fund payment on debt securities of that series when due;

      - failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of the security in the indenture, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in the indenture, or which is included in the indenture solely for the benefit of a different series of our debt securities, which continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

      - specified events relating to our bankruptcy, insolvency or reorganization; and

      - any other event of default provided with respect to debt securities of that series pursuant to the applicable supplement.

      An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

      If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount outstanding of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the applicable indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

      The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to those debt securities or (2) a default with respect to a provision of the applicable indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of the debt securities of any series may also, on behalf of the holders of all debt securities of that series, waive, with respect to that series, our compliance with certain restrictive covenants in the applicable indenture.

      If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to debt securities of a particular series and if it is known to any specified responsible officer of the trustee, the trustee will mail to each holder of such debt securities notice of such default within 90 days after it occurs or, if later, after the trustee obtains knowledge of such default. Except in the case of default in the payment of principal, premium, or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series, the trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the trustee in good faith determines that withholding the notice is in the interests of the holders of such debt securities.

      A holder may institute a suit against us for enforcement of such holder's rights under the applicable indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

      - the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;

      - holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

      - the trustee does not receive direction contrary to the holder's request from holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days following such notice, request and offer of indemnity under the terms of the applicable indenture; and

      - the trustee does not institute the requested proceeding within 60 days following such notice.

      The indentures will require us every year to deliver to the trustee a statement as to performance of our obligations under the indentures and as to any defaults.

      A default in the payment of any of our debt securities, or a default with respect to our debt securities that causes them to be accelerated, may give rise to a cross-default under our other indebtedness.

SATISFACTION AND DISCHARGE OF THE INDENTURES

      An indenture will generally cease to be of any further effect with respect to a series of debt securities if:

      - we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

      - all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and in any such case we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those debt securities;

and if, in either case, we also pay or cause to be paid all other sums payable under the applicable indenture by us and deliver to the trustee an officer's certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      Any series of our debt securities may be subject to the defeasance and discharge provisions of the applicable indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

      - legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities, including any subordination provisions; or

      - covenant defeasance, which will permit us to be released from our obligations to comply with certain covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

      If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

      Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

      - with respect to debt securities denominated in U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in U.S. dollars, U.S. government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

      - with respect to debt securities denominated in a currency other than U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in such currency, obligations of the foreign government that issued such currency (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

      - we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations or foreign government obligations, as applicable, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

      - no event which is, or after notice or lapse of time would become, an event of default under the indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to our bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;

      - the deposit does not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all securities under the indenture are in default within the meaning of such Act);

      - the deposit is not a default under any other agreement binding on us;

      - such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;

      - we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance;

      - if the securities are to be redeemed prior to the stated maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given or provision for such notice satisfactory to the trustee shall have been made;

      - with respect to any series of subordinated debt securities, at the time of such deposit, (1) no default in the payment of principal, premium or interest with respect to any senior indebtedness shall have occurred and be continuing, (2) no event of default shall have resulted in any senior indebtedness becoming, and continuing to be, due and payable prior to the date it would otherwise have become due and payable (unless payment of such senior indebtedness has been provided for), and (3) no other event of default shall have occurred and be continuing which permits the holders thereof to declare such indebtedness due and payable prior to the date it would otherwise have become due and payable; and

      - we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

MODIFICATION AND WAIVER

      We and the trustee may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected thereby is required for any of the following modifications or amendments:

      - to reduce the percentage in principal amount of debt securities of any series whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the indenture, or consent to certain defaults under the indenture, in each case as provided for in the indenture;

      - to reduce the rate of or extend the time for payment of interest on any debt security or reduce the amount of any interest payment to be made with respect to any debt security;

      - to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

      - to reduce the premium payable upon the redemption of any debt security;

      - to make any debt security, or any premium or interest thereon, payable in a currency other than that stated in that debt security;

      - to change any place of payment where any debt security or any premium or interest thereon is payable;

      - to change the right to convert any debt security in accordance with its terms;

      - to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption);

      - to modify the provisions of the indenture with respect to subordination of the subordinated debt securities in a manner adverse to holders of such debt securities; or

      - generally, to modify any of the above provisions of the indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

      In addition, we and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

      - to evidence that another person has become our successor and that the successor assumes our covenants, agreements, and obligations in the indenture and in the debt securities;

      - to surrender any of our rights or powers under the indenture, or to add to our covenants further covenants for the protection of the holders of all or any series of debt securities;

      - to add any additional events of default for the benefit of the holders of all or any series of debt securities;

      - to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make other provisions in regard to matters or questions arising under the indenture, in each case to the extent such action does not adversely affect the interests of any holders of debt securities of any series in any material respect;

      - to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

      -     to secure the debt securities;

      - to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there is none of that debt security outstanding;

      - to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee;

      - with respect to the subordinated indenture, to add to, change or eliminate any of the subordination provisions in the indenture or change the definition of "senior indebtedness" in respect of one or more series of debt securities, provided that any such addition, change or elimination does not adversely affect the interests of the holders of outstanding debt securities in any material respect;

      - to establish the form or terms of debt securities and coupons of any series; and

      - to make provisions with respect to the conversion rights of holders, including providing for the conversion of debt securities of any series into any security or securities of ours.

CERTAIN COVENANTS

      In addition to such other covenants, if any, as may be described in the accompanying prospectus supplement and except as may be otherwise set forth in the accompanying prospectus supplement, the indenture will require us, subject to certain limitations described therein, to, among other things, do the following:

      - deliver to the trustee all information, documents and reports required to be filed by us with the SEC under Section 13 or 15(d) of the Exchange Act, within 15 days after the same is filed with the SEC;

      - deliver to the trustee annual officers' certificates with respect to our compliance with our obligations under the indenture;

      - maintain the existence, rights and franchises of us and our Significant Subsidiaries (as defined in the indenture), except to the extent our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not adverse in any material respect to the holders of the debt securities; and

      - pay, and cause our Significant Subsidiaries to pay, our and their taxes, assessments and government levies when due, except to the extent the same is being contested in good faith by appropriate proceedings.

COVENANTS IN THE SENIOR INDENTURE

      You can find the definitions of certain terms used in this description under the subheading "Certain Definitions."

                           LIMITATION ON SECURED DEBT

      Unless otherwise provided in the applicable prospectus supplement, we will not, and will not permit any Subsidiary to, create, assume, or guarantee any Secured Debt without making effective provision for securing the senior debt securities equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:

      - purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by us or a Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

      - mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by us or a Subsidiary;

      - security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;

      - security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Subsidiary, provided that no such security interests shall extend to any other Principal Property of ours or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

      - security interests on our property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

      - security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to us or to another Subsidiary;

      - any mechanics', materialmen's, carriers' or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations which are not yet due or which are being contested in good faith;

      - any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith;

      - any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed;

      - landlords' liens on fixtures located on premises leased by us or a Subsidiary in the ordinary course of business; or

      - any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.

                  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

            The senior indenture provides that we will not, and will not permit any Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of ours or any Subsidiary that is sold to any other person in connection with such lease (a "Sale and Leaseback Transaction"), unless either:

      - we or such Subsidiary would be entitled, without equally and ratably securing the senior debt securities, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under " -- Limitation on Secured Debt," or

      - an amount equal to the value of the Principal Property so leased is applied to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by us or a Subsidiary which is recorded as Funded Debt as shown on our most recent consolidated balance sheet and which in the case of such indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the senior debt securities.

                              EXEMPTED INDEBTEDNESS

            Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, we and any one or more Subsidiaries may, without securing the senior debt securities, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets.

                               CERTAIN DEFINITIONS

            Set forth below are certain defined terms used in the senior indenture. Reference is made to the senior indenture for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of senior debt securities.

            The term "Attributable Debt," in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

            The term "Consolidated Assets" means the aggregate of all assets of us and our Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States ("GAAP")), appearing on the most recent available consolidated balance sheet of us and our Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.

            The term "Consolidated Current Liabilities" means the aggregate of the current liabilities of us and our Subsidiaries appearing on the most recent available consolidated balance sheet of us and our Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of us and our Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at our option or the option of any Subsidiary for a term in excess of twelve months from the date of determination.

            The term "Consolidated Net Assets" means Consolidated Assets after deduction of Consolidated Current Liabilities.

            The term "Funded Debt" means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of us and our Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be shown on our consolidated balance sheet as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on our balance sheet.

            The term "Principal Property" means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any Subsidiary, whether owned on the date of the indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of us and our Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution delivered to the trustee), is not of material importance to the business conducted by us and our Subsidiaries taken as a whole.

            The term "Secured Debt" means Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:

      -     any Principal Property, or

      -     any shares of capital stock or Indebtedness of any Subsidiary.

            The term "Subsidiary" means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Danaher, or by one or more Subsidiaries of Danaher, or by Danaher and one or more other Subsidiaries.

CONSOLIDATION, MERGER AND SALE OF ASSETS

      Unless otherwise provided in the applicable prospectus supplement, our indenture will prohibit us from consolidating with or merging into another business entity, or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

            - the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust, and it expressly assumes our obligations with respect to outstanding debt securities by executing a supplemental indenture;

            - immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

            - we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

CONVERSION RIGHTS

      We will describe the terms upon which debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.

DENOMINATION, FORM, REGISTRATION AND TRANSFER

      We will denominate and make payments on debt securities in U.S. dollars. Except as may be provided otherwise in the applicable prospectus supplement, we will issue registered securities in denominations of $1,000 or integral multiples of $1,000.

      We may from time to time issue debt securities as registered securities. This means that holders will be entitled to receive certificates representing the debt securities registered in their name. You can transfer or exchange debt securities in registered form

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

without service charge, but we may require that you pay the amount of any applicable tax or other governmental charge. You can make this transfer or exchange at the trustee's corporate trust office or at any other office we maintain for such purposes. If we elect to or are required to redeem debt securities of a particular series in part, we will not be required to:

      - issue, register the transfer of or exchange any debt securities of that series for a period of 15 days before the first mailing of the notice of redemption or exchange; or

      - register the transfer of or exchange any security selected for redemption, in whole or in part, except the unredeemed portion of any security being redeemed in part.

      As a general rule, however, we will issue debt securities in book-entry form. This means that one or more permanent global certificates registered in the name of a depositary, or a nominee of the depositary, will represent the debt securities. Each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form as permitted under the indenture, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary, or a successor of the depositary or its nominee. The applicable prospectus supplement will describe this concept more fully.

      The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to our depositary arrangements.

      Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities, or we, if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder's ability to transfer its beneficial interests in global securities.

      While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have our debt securities registered in that holder's own name, and that holder will not be entitled to receive a certificate representing that holder's ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

      The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indentures. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

      Generally, we will make payments on our debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in street names, and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

      Generally, unless otherwise specified in the applicable supplemental indenture, a global security may be exchanged for certificated debt securities only in the following instances:

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

      - the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency under the Securities Exchange Act of 1934, as amended, if required to be so registered by law; or

      - there shall have occurred and be continuing an event of default with respect to such global security.

      The following is based on information furnished to us:

      Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company ("DTC") will act as depositary for securities issued in the form of global securities. Global securities will be issued only as fully-registered securities registered in the name of Cede & Co., which is DTC's nominee. One or more fully-registered global securities will be issued for these securities representing in the aggregate the total number of these securities, and will be deposited with or on behalf of DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers. Access to the DTC system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security, commonly referred to as the beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in these securities, except if use of the book-entry system for such securities is discontinued.

      DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping accounts of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Any redemption notices need to be sent to DTC. If less than all of the securities of a series or class are being redeemed, DTC's practice is to determine by lot the amount to be redeemed from each participant.

      Although voting with respect to securities issued in the form of global securities is limited to the holders of record, when a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of the securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date, identified in a listing attached to the omnibus proxy.

      Payments in respect of securities issued in the form of global securities will be made by the issuer of such securities to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable securities, disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

      DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities. If a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for its accuracy. We have no responsibility for the performance by DTC or its participants of their obligations as described in this prospectus or under the rules and procedures governing their operations.

      Debt securities may be issued as registered securities (which will be registered as to principal and interest in the register maintained by the registrar for those senior debt securities) or bearer securities (which will be transferable only by delivery). If debt securities are issuable as bearer securities, certain special limitations and considerations will apply, as set forth in the applicable prospectus supplement.

OUR DEBT TRUSTEE

      Unless stated in the applicable prospectus supplement, (i) the trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to us, and may from time to time have lender or other business arrangements with us. If and when the trustee becomes a creditor of ours, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us. The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

GOVERNING LAW

      The indenture and the debt securities will be governed by the laws of the State of Minnesota.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

      The following summary description of our capital stock is based on the provisions of the Minnesota Business Corporation Act and our articles of incorporation, as amended, and bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the terms of the articles of incorporation and bylaws. See "Where You Can Find More Information."

      Our authorized capital stock consists of 110,000,000 shares no par value per share, of which 100,000,000 shares have been designated as common stock and 10,000,000 shares have been designated as preferred stock. As of September 24, 2004, we had 26,933,569 shares of our common stock outstanding and no shares of preferred stock outstanding. The holders of a majority of voting stock may increase or decrease the number of authorized shares of any class.

COMMON STOCK

      Each shareholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. Holders of our common stock do not have cumulative voting rights. As a result, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of stock purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

PREFERRED STOCK

      This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

      Our board of directors has been authorized to provide for the issuance of up to 10,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

      -     the designation of the series;

      -     the number of shares within the series;

      - whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

      - the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

      - whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Depositary Shares";

      - whether the shares are redeemable, the redemption price and the terms of redemption;

      - the amount payable to you for each share you own if we dissolve or liquidate;

      - whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

      - any restrictions on issuance of shares in the same series or any other series;

      -     voting rights applicable to the series of preferred stock; and

      - any other rights, priorities, preferences, restrictions or limitations of such series.

      Your rights with respect to your shares of preferred stock will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

      Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

STATE LAW PROVISIONS WITH POTENTIAL ANTI-TAKEOVER EFFECT

      Certain provisions of Minnesota law described below could have an anti-takeover effect. These provisions are intended to provide management flexibility, to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage an unsolicited takeover if our board of directors determines that such a takeover is not in our best interests or the best interests of our shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire us that could deprive our shareholders of opportunities to sell their shares of our stock at higher values.

      Section 302A.671 of the Minnesota Business Corporation Act applies, with certain exceptions, to any acquisitions of our stock (from a person other than us, and other than in connection with certain mergers and exchanges to which we are a party) resulting in the beneficial ownership of 20% or more of the voting stock then outstanding. Section 302A.671 requires approval of any such acquisition by a majority vote of our shareholders prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable by us at their then-fair market value within 30 days after the acquiring person has failed to give a timely information statement to us or the date the shareholders voted not to grant voting rights to the acquiring person's shares.

      Section 302A.673 of the Minnesota Business Corporation Act generally prohibits any business combination by us, or any of our subsidiaries, with an interested shareholder, which means any shareholder that purchases 10% or more of our voting shares within four years following such interested shareholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of our board of directors before the interested shareholder's share acquisition date.

INDEMNIFICATION OF CERTAIN PERSONS

      Minnesota law and our bylaws provide that we will, under certain circumstances and subject to certain limitations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with us against judgments, penalties, fines, settlements and reasonable expenses. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

LIMITATIONS OF DIRECTOR LIABILITY

      Our articles of incorporation limit personal liability for breach of the fiduciary duty of our directors to the fullest extent provided by Minnesota law. Such provisions eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to us or our shareholders, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct or knowing violation of law, liability based on payments of improper dividends, liability based on a transaction from which the director derives an improper personal benefit, liability based on violation of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions will not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

SPECIAL ARTICLES PROVISIONS

      Our articles of incorporation divides our board of directors into three classes of directors serving staggered, three-year terms. Vacancies, and newly-created directorships resulting from any increase in the size of our board, must be filled by our board, even if the directors then on the board do not constitute a quorum or only one director is left in office. These provisions, together with the provisions of the Minnesota Business Corporation Act, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from such a change in control or offer.

TRANSFER AGENT AND REGISTRAR

      Wells Fargo Shareowner Services serves as the registrar and transfer agent for the common stock.

NASDAQ - NMS LISTING

      Our common stock is traded on the NASDAQ National Market under the trading symbol "NAVR".

                             DESCRIPTION OF WARRANTS

GENERAL

      We may issue warrants to purchase our debt or equity securities. We may issue warrants independently or together with any offered securities and the warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

      The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

      -     the title of the warrants;

      - the designation, amount and terms of the securities for which the warrants are exercisable;

      - the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

      -     the price or prices at which the warrants will be issued;

      -     the aggregate number of warrants;

      - any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

      - the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

      - if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

      - if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

      - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

      - the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

      -     the currency or currencies in which the warrants are exercisable;

      - the terms of any mandatory or optional redemption or call provisions;

      -     the identity of the warrant agent;

      - if applicable, the maximum or minimum number of warrants which may be exercised at any time; and

      -     information with respect to book-entry procedures, if any.

EXERCISE OF WARRANTS

      Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void.

      Warrants may be exercised as set forth in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities which the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificates, we will issue a new warrant certificate for the remaining warrants.

      Until the exercise of their warrants for debt or equity securities, holders of warrants will not have rights as a holder of the debt or equity securities, as the case may be, by virtue of such holder's ownership of warrants.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

      We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Bank Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

      We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. The applicable prospectus supplement will describe the terms of any depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

      If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

REDEMPTION OF DEPOSITARY SHARES

      If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

VOTING THE PREFERRED STOCK

      Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

      The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

CHARGES OF BANK DEPOSITARY

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

WITHDRAWAL OF PREFERRED STOCK

      Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS

      The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

      Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF BANK DEPOSITARY

      The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

                   DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

      The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

GENERAL

      We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to one or more purchasers, including to our affiliates and shareholders in a rights offering, (3) through agents, or (4) through a combination of any of these methods. The applicable prospectus supplement will include the following information:

      -     the terms of the offering;

      -     the names of any underwriters or agents;

      -     the name or names of any managing underwriter or underwriters;

      - the purchase price or initial public offering price of the securities;

      -     the net proceeds from the sale of the securities;

      -     any delayed delivery arrangements;

      - any underwriting discounts, commissions and other items constituting underwriters' compensation;

      - any discounts or concessions allowed or reallowed or paid to dealers; and

      -     any commissions paid to agents.

      The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

      -     at a fixed price or prices, which may be changed;

      -     at market prices prevailing at the time of sale;

      -     at prices relating to such prevailing market prices; or

      -     at negotiated prices.

SALE THROUGH UNDERWRITERS OR DEALERS

      If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

      During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

      Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

      If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

      We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

      We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

REMARKETING ARRANGEMENTS

      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

DELAYED DELIVERY CONTRACTS

      If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

      We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                  LEGAL MATTERS

      Winthrop & Weinstine, P.A., Minneapolis, Minnesota, will pass upon the validity of our debt securities, preferred stock, common stock, warrants, depositary shares, stock purchase contracts and stock purchase units.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended March 31, 2004, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                           [NAVARRE CORPORATION LOGO]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered. Except for the SEC registration fee, all amounts are estimates:

SEC registration fee                                                    $ 13,937
Legal fees and expenses                                                  150,000
Blue Sky fees and expenses (including counsel fees)                       10,000
Accounting fees and expenses                                              40,000
Trustee fees and expenses                                                 30,000
Printing expenses                                                        100,000
Miscellaneous expenses, including Listing Fees                            41,063
                                                                        --------
   TOTAL                                                                $375,000
                                                                        ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 302A.521 of the Minnesota Statutes provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, Navarre must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

      Article VI of our Bylaws provide that the directors, officers and committee members of Navarre and other persons shall have the rights to indemnification to the fullest extent permissible under the provisions of Chapter 302A of the Minnesota Statutes.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) Exhibits:

EXHIBIT NUMBER                                                      DESCRIPTION
--------------    ---------------------------------------------------------------------------------------------------------------
1(a)**            Form of Underwriting Agreement

1(b)**            Form of Selling Agent Agreement

4(a)*             Form of Senior Debt Indenture

4(b)*             Form of Senior Debt Securities (See Exhibit 4(a))

4(c)*             Form of Subordinated Debt Indenture

4(d)*             Form of Subordinated Debt Securities (See Exhibit 4(c))

4(e)**            Form of Warrant Agreement

4(f)**            Form of Warrant Certificate

4(g)**            Form of Depositary Agreement

4(h)**            Form of Depositary Receipt

4(i)**            Form of Stock Purchase Contract

4(j)**            Form of Stock Purchase Unit

4(k)**            Form of Certificate of Designation for Preferred Stock

5*                Opinion of Winthrop and Weinstine, P.A.

12*               Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23(a)*            Consent of Ernst & Young LLP, independent auditors

23(b)*            Consent of Winthrop and Weinstine, P.A. (included in Exhibit 5 to this Registration Statement)

24*               Powers of Attorney (included on signature page to this Registration Statement)

25(a)***          Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture

25(b)***          Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture

------------

*     Filed herewith.

** To be filed either by amendment or as an exhibit to a report on Form 8-K filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rules 5b-1 through 5b-3 thereunder.

ITEM 17.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that the undertakings set forth in the paragraphs
            (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

      (f) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (a) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (g) that, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota, on September 28,
2004.

                                        NAVARRE CORPORATION

                                        /s/ Eric H. Paulson
                                        ----------------------------------------
                                            Eric H. Paulson
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Eric H. Paulson and James G. Gilbertson, and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                          TITLE                                 DATE
--------------------------                  ------------------------------------          ------------------
/s/ Eric H. Paulson                         Chairman of the Board, President and          September 28, 2004
--------------------------                  Chief Executive Officer
Eric H. Paulson

/s/ Charles E. Cheney                       Vice-Chairman                                 September 28, 2004
--------------------------
Charles E. Cheney

/s/ James G. Gilbertson                     Vice President, Chief Financial Officer       September 28, 2004
--------------------------
James G. Gilbertson

/s/ Keith A. Benson                         Director                                      September 28, 2004
--------------------------
Keith A. Benson

/s/ Timothy R. Gentz                        Director                                      September 28, 2004
--------------------------
Timothy R. Gentz

/s/ James G. Sippl                          Director                                      September 28, 2004
--------------------------
James G. Sippl

/s/ Michael L. Snow                         Director                                      September 28, 2004
--------------------------
Michael L. Snow

/s/Tom F. Weyl                              Director                                      September 28, 2004
--------------------------
Tom F. Weyl

/s/ Dickinson G. Wiltz                      Director                                      September 28, 2004
--------------------------
Dickinson G. Wiltz

                                  EXHIBIT INDEX

EXHIBIT NUMBER                                                      DESCRIPTION
--------------    ----------------------------------------------------------------------------------------------------------------
1(a)**            Form of Underwriting Agreement

1(b)**            Form of Selling Agent Agreement

4(a)*             Form of Senior Debt Indenture

4(b)*             Form of Senior Debt Securities (See Exhibit 4(a))

4(c)*             Form of Subordinated Debt Indenture

4(d)*             Form of Subordinated Debt Securities (See Exhibit 4(c))

4(e)**            Form of Warrant Agreement

4(f)**            Form of Warrant Certificate

4(g)**            Form of Depositary Agreement

4(h)**            Form of Depositary Receipt

4(i)**            Form of Stock Purchase Contract

4(j)**            Form of Stock Purchase Unit

4(k)**            Form of Certificate of Designation for Preferred Stock

5*                Opinion of Winthrop and Weinstine, P.A.

12*               Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23(a)*            Consent of Ernst & Young LLP, independent auditors

23(b)*            Consent of Winthrop and Weinstine, P.A. (included in Exhibit 5 to this Registration Statement)

24*               Powers of Attorney (included on signature page to this Registration Statement)

25(a)***          Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture

25(b)***          Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture

------------

*     Filed herewith.

** To be filed either by amendment or as an exhibit to a report on Form 8-K filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rules 5b-1 through 5b-3 thereunder.